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                                                                   Exhibit 99.1


[ZIMMER VISION LOGO]

                                     Zimmer
                                     VISION
                                 Monthly Report
                                                               August 2003 Issue

Featured Story

             Anniversary Grant Global Stock Option Offer Announced

Zimmer has announced a new one-time general stock option grant of 250 shares for employees worldwide. This Anniversary Grant was announced on Aug. 7, 2003, the second anniversary of our spin-off from Bristol-Myers Squibb. The grant will be offered, where possible, to all full-time non-bargaining unit employees worldwide except for management employees D06 level and above, who are eligible for management stock options.

Eligible employees will soon receive a grant certificate and specific details about the Anniversary Grant, including grant price, vesting schedules and other information. Please note that the precise administration of this new grant may vary around the world in order to ensure we comply with local laws and practices. Zimmer is currently completing the transition to The Bank of New York as the day-to-day administrator of all Zimmmer employee stock plans. When the transition is completed this month, the Anniversary Grant will be posted to each employee's stock option plan account.

"In the past two years we have achieved tremendous success as a company," Ray Elliott said in making the Anniversary Grant announcement. "This Anniversary Grant is part of our commitment to provide you with opportunities to further share in our collective accomplishments, and to help align Zimmer's business success with your personal success. Thanks to your hard work, Zimmer continues to be the best company in Orthopaedics."


                 ZIMMER RETAINS SUPERIOR OFFER FOR CENTERPULSE

Zimmer received a major boost in its effort to acquire Centerpulse AG when Smith & Nephew announced on Aug. 6 it would not revise its competing offer for the Swiss-based company.

Aug. 27 remains the target date for the end of tender offers from both Zimmer and Smith & Nephew to acquire Centerpulse and InCentive Capital AG under Swiss Takeover Board recommendations. Zimmer and Smith & Nephew will then release the tender results and announce whether terms and conditions of the tender offers have been met.

While both offers remain on the table, the Zimmer price offering announced on June 19 of CHF (Switzerland Francs) 120 in cash and 3.68 Zimmer shares per Centerpulse registered share represents a premium to the Smith & Nephew offer. Based on Zimmer's closing price as of Aug. 8, 2003, the Zimmer offer implies a value of approximately CHF 367 per Centerpulse share, or approximately CHF 4.1 billion (or US$3.2 billion) in the aggregate for 100 percent of Centerpulse's outstanding shares. As noted in the offer prospectus filed with the U.S. Securities and Exchange Commission, the Zimmer offer represented a 23.6 percent premium over the per share value for Centerpulse shares implied by the Smith & Nephew offer. The Zimmer offer has a 63.4 percent greater cash component than the Smith & Nephew offer. This is based on the closing prices for Zimmer common stock, ordinary shares of Smith & Nephew, and the exchange rates as of June 16, 2003.

"We understand that the formal process still has several weeks to run, but we are pleased that our offer remains the superior one and that Centerpulse has indicated it will recommend the higher offer to its shareholders," said Ray Elliott, Chairman, President and CEO of Zimmer in response to the Smith & Nephew announcement.


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                             COMPELLING OPPORTUNITY

"We believe that the terms of our offer represent a compelling opportunity to maximize the value for shareholders of Zimmer, Centerpulse and InCentive by creating the No. #1 pure-play global orthopaedics company. We look forward to pursuing the next steps in the process as soon as practical."

In its official statement, Centerpulse noted that since that period for additional bidders to enter the process ended on July 31, only the two existing offers remain. The Centerpulse Board of Directors is expected to make a recommendation to Centerpulse shareholders before the expiration of the offer period.

In other recent acquisition news:

- A special meeting of Zimmer Holdings, Inc. shareholders was continued until Aug. 21 in Warsaw to approve issuing about 45 million additional Zimmer shares that will be used to help fund the acquisition. The Zimmer Holdings, Inc. Board of Directors has recommended approval of issuing the new shares.

- On July 23 Zimmer announced the proposed acquisition of Centerpulse has been fully cleared by appropriate authorities in France, Germany, Italy, Spain, Austria and the Czech Republic. No other European jurisdictions were required to approve the acquisition. In the United States, the company has received notification of early termination of the waiting period for clearance under the Hart-Scott-Rodino Act.

- Also on July 23 the Swiss Federal Banking Commission issued an order confirming the recommendation of the Swiss Takeover Board that all shareholders of InCentive Capital AG may freely tender into the offer of Zimmer or Smith & Nephew for InCentive. Zimmer said it is pleased with the order of the Federal Banking Commission because it allows shareholders to accept Zimmer's superior offer.

- On July 9 Zimmer said it was pleased that the Centerpulse board of directors had acknowledged in a recent release that a combination with Zimmer would be in the long-term interest of their shareholders.

                                 TEAM COMMENDED

In his quarterly conference call, Ray Elliott commended the work done by Zimmer personnel so far in the acquisition effort.

"The ability and task of taking 55 full-time people 100 percent from their jobs and delivering more than 10,000 hours of due diligence, composed of 200 Centerpulse interviews and some 2,000 pages of original material, in less than three business weeks -- without allowing the company to become defocused from its quarterly financial goals and obligations -- is a real and rare accomplishment. I want to publicly commend our team," he said.

                   UPDATED ACQUISITION INFORMATION AVAILABLE

Public communications about the Zimmer offer to acquire Centerpulse AG are available on the zimmer.com corporate website through the "Acquisition Update" link. This information is also available in the "Centerpulse Acquisition" file on the Corporate Communications Business Team site in LiveLink. It can be accessed through the link on the LiveLink home page.

           WORLD TEAMS OFFER FACE-TO-FACE GLOBAL PLANNING OPPORTUNITY

Zimmer global marketing and product strategies got a thorough checkup last month during World Team meetings in Warsaw - and participants said that was exactly what the doctor ordered to meet future business goals.

World Teams offer a forum for Zimmer personnel from around the world to share information and provide feedback from their respective sales regions. The objective is to ensure Zimmer addresses global surgical needs in its product and marketing strategies, and stays on top of trends, competitive activities and best practices worldwide.

"This is a continuation of a process we began three summers ago," said Sheryl Conley, President, Reconstructive. "It continues to grow and have an increased impact as we develop our strategies. Team members are recognized for their regional expertise and market knowledge; their input is therefore very important as part of our ongoing strategic planning, as well as in the operational planning process for next year."

World Teams are organized by product area. Hips, Knees, Upper Extremity and Orthopaedic Surgical Products teams function in the Reconstructive division, and the Trauma team is within the relatively new Spine/Trauma division. Besides geographic areas, teams include representatives from a broad spectrum of business functions such as Manufacturing, Medical Education, Marketing Communications and Finance. Zimmer Minimally Invasive Solutions(TM) (MIS(TM)) topics are integrated into World Team discussions as needed. Teams meet on a regular basis through videoconferencing, but usually meet in-person only twice a year.

John Krelle, President, Spine/Trauma, said this summer's Trauma World Team meeting was especially important because it was the first opportunity for many people in the new division to meet face-to-face.

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                                AGGRESSIVE GOAL

"We are building the backbone of a new division that has the very aggressive goal to become the Number 3 trauma company in the world by 2006," he said. "Achieving that goal will require all of us helping one another to determine how we can best address trauma needs throughout the world."

Chris Butler, Director, Trauma Brand Management, said the Trauma World Team has been beneficial in a variety of ways to help lay the global foundation for the new division.

"Team members are helping us to get more up-to-date competitive information, to better identify global needs and trends, and to better formulate regional branding strategies that address both local needs and Zimmer global goals," she said. "In general, the World Team helps to give everyone a greater understanding of the different market needs around the world. In Trauma there are some synergies, but there also are some significant differences that we must take into account."

                                   MORE TIME

The Trauma meeting was purposely conducted as a very open forum with in-depth discussions in each product area. Chris said this is a big advantage of in-person meetings: they offer the time for such discussions that are more difficult during the limited time available in the regular videoconferencing meetings.

"Yes, it makes for a long day, but it gives everyone an equal opportunity for input so everyone has a clearer understanding of what must be done," she said.

David Weidenbenner, Vice President, Reconstructive, Brand Management, agreed the summer in-person meeting is especially valuable because of the added time for in-depth discussions.

"World Teams were created to provide greater insight and understanding throughout the company about market needs around the world," he said. "The July meeting is a rare opportunity to get everyone together in a forum that ensures we are doing what needs to be done to drive our portfolio and maximize sales on a global basis."

                                 GLOBAL MINDSET

"Not that many years ago I think it is fair to say we were traditionally too focused on the U.S. market. The World Team concept has been one way in recent years that we have developed a truly global mindset and approach to our business. The World Teams help us to get at the issues that we need to get at on a global scope; they have provided a fundamental improvement in our communication around the world."

                                    [PHOTO]
                Shelly Petronis, senior brand manager, presents to the Hip World Team during the recent meeting.

The Reconstructive meetings last month included reviews and discussions on strategies and marketing plans by product area and by marketing region. Dave said the meetings proved more of a review than a presentation of new information.

"It was a reconfirmation of our thoughts and ideas about upcoming projects and showed that we were pretty much all on the same page," he said. "The World Teams provide an extremely supportive role in our strategic planning now, so it was good to hear that we are where we want to be in our global planning process to continue to grow the business."

BONY NAMED TO ADMINISTER STOCK OPTION PROGRAM

On Aug. 25, 2003, The Bank of New York will assume day-to-day administrative duties from Mellon Investment Services for the Zimmer Holdings, Inc. Employee Stock Option Program (SOP). This includes the Zimmer TeamShare and the Management Stock Option Plans.

The Bank of New York provides streamlined, automated, paperless administration of the plans. This includes the flexibility to access your employee stock accounts through a secure Internet website or by calling an accessible interactive voice response (IVR) telephone system. Through the IVR system The Bank of New York provides a Customer Service Center, which includes multilingual capabilities, if you need to speak with a customer service representative. In another enhanced service, you will also receive quarterly statements that include updated information for your employee stock accounts.

This month employees worldwide should have received an updated Employee Stock Option Program User's Guide. Most employees also should have received, in a separate communication from The Bank of New York, a PIN and a password that must be used to access your accounts. Please carefully review the communications materials. Through the close of business on August 22, 2003, you will continue to use Mellon Investment Services for your stock option plan activities.

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                MILESTONE ACHIEVEMENTS HIGHLIGHT QUARTER RESULTS

Zimmer achieved some significant business performance milestones during the most recent quarter ending June 30. Ray Elliott, Zimmer Chairman, President and Chief Executive Officer, highlighted several of these achievements in his quarterly conference call on July 24. Among these milestones were:

-- ZIMMER HAS IN JUST TWO YEARS FULLY PAID DOWN THE NEARLY HALF BILLION DOLLARS IN DEBT IT ACQUIRED AT THE SPIN-OFF FROM BRISTOL-MYERS SQUIBB. Zimmer in the quarter achieved a net cash position of $39 million.

"For the 3,600 undoubtedly nervous Zimmer employees staring at a somewhat unknown future and $450 million in debt with no equity on August 7, 2001--they can now be confident the 'mortgage' is paid," Ray said.

The debt reduction is especially important because it eliminates interest costs. This frees up more money for investment in the business.

--   IN THE QUARTER ZIMMER ACHIEVED THE LOWEST COST PER NEW SALES DOLLAR SINCE
BECOMING A PUBLIC COMPANY. Each incremental sales dollar in the second quarter cost only 27 cents of incremental selling, general and administrative (S,G&A) expenses. In fact, S,G&A expenses in the quarter were 37.8 percent of sales, the lowest quarterly S,G&A ratio to sales since Zimmer began its turnaround in 1998. During the quarter these expenses increased only 13 percent while sales increased 19 percent. This performance helped contribute to Zimmer achieving 50 cents in new operating profit for each incremental dollar of sales above the prior year base. Ray noted the ability to deliver significant "drop-through" operating earnings from every new sale dollar has been a driving force behind Zimmer strategy and provides broad flexibility for potential reinvestment.

--   ZIMMER DELIVERED ALL-TIME RECORDS THIS QUARTER IN ALL THREE KEY MARGIN
INDICATORS -- GROSS, OPERATING AND NET. Gross profit margin improved to a record 76 percent in the quarter. Year-to-date the gross profit margin is 75.6 percent; Ray said Zimmer believes this is the best in the industry. Zimmer achieved a 33 percent operating margin to sales during the quarter; the operating margin year-to-date is not far behind at 32 percent. Both represent a significant over achievement of the internal milestone to achieve a 30 percent operating profit margin. Net earnings in the quarter reached a record 22 percent ratio to sales, surpassing the internal milestone of 20 percent ratio to sales.

In other highlights, Zimmer operating cash flow in the quarter was $122 million, the best ever at Zimmer; U.S. receivables continued at a record performance level of only 31 days.


                  ZIMMER REPORTS SALES, EARNINGS GROWTH IN 2Q

Continued strength in reconstructive and European sales, record margins and elimination of net debt drove second quarter results for Zimmer Holdings, Inc., which announced net sales and earnings for the quarter and six months ended June 30, 2003.

Net sales increased 19% (14% constant currency) for the second quarter to $411.1 million and increased 21% (16% constant currency) for the first six months to $801.2 million. Net earnings increased 35% to $89.0 million for the second quarter and increased 86% to $224.3 million for the six month period ended June 30, 2003. Excluding the cumulative effect of the change in accounting for instruments recorded in the first quarter, net earnings for the first six months increased 40%.

"This was a landmark quarter for Zimmer--we again grew sales and earnings faster than the market; we improved our margins across the board; we eliminated the $450 million in net debt assumed at the time of our spin-off; we purchased the Immedica external fixation business--and we launched a $3 billion-plus acquisition offer," said Zimmer Chairman, President and Chief Executive Officer Ray Elliott.

The full earnings release is posted in the Corporate Communications Business Team site in LiveLink and on the zimmer.com corporate website.

                  QUALITY, REGULATORY TEAMS PREPARE FOR FUTURE

Clinical research manages at least 40,000 data entry points each month in order to track the clinical performance of Zimmer products in more than 30,000 patients around the world. Quality operations now handles about 300,000 pages of regulated records each month. In Warsaw alone more than 1000 document and specification changes are processed each month.


[PHOTO OF PEOPLE IN A MEETING WITH THE NOTATION "Peter Krafft presents at the planning meeting.]


The phenomenal growth at Zimmer in recent years has required a corresponding growth in the activity levels in the functions of Quality Assurance, Regulatory Affairs, Clinical Affairs and Environmental, Health and Safety. Keeping these vital support functions on top of these growth demands requires careful preparation. It puts a special emphasis on the groups' annual planning meetings, the most recent of which was conducted last month in Warsaw.

Jim Simpson, vice president of quality, regulatory and government affairs, has conducted these annual planning meetings since 1999 as a way to review, in depth, the quality and regulatory performance of the company and to formulate operational plans.


[GRAPH DEPICTING  THE "PLAN-DO-CHECK-ACT" PHILOSOPHY]


"We use the 'PLAN-DO-CHECK-ACT' approach to quality functional deployment
(QFD)," Jim said. "It works well to keep a diverse service organization focused, yet maintains flexibility for our ever-changing business environment."

For example, Russ Schenck, clinical affairs director, said, "In Clinical research we are focusing on new technologies and automation to allow us to efficiently grow impact by providing a higher quality research experience to our surgeons, and also to gain better implant performance data for company uses."

Regulatory Affairs continues to be a key component of the business planning process, especially as new regulations are being promulgated in all major countries.

"Keeping ahead of the regulations, assuring continuing compliance, and finding the least burdensome avenues for product approvals, keeps us pretty busy," said Ted Wendt, regulatory affairs and compliance vice president.

Jim said Quality Systems is an important opportunity to assure ongoing productivity and improved satisfaction to internal and external customers.

"We have been experimenting with a new way to route documents for review and approval called workflow," says Paula Osorio, Global Quality Systems director.

"The amount of documents changed each month is a reflection of the development and manufacturing operations activity levels in the company. On average, it can take more than 30 days for many documents to make it through the routing and approval process. With workflow, we have been able to reduce these times to under a business week."

"We have great professionals working in these areas," Jim said. "By continuing to attract and retain talent and provide systems improvements, Zimmer will continue to be best in class in these areas, as well as in manufacturing and commercial operations."






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VISION is published monthly by Zimmer Corporate Communications, P.O. Box 708,
Warsaw, IN 46581-0708. No part may be reproduced without the written permission of Zimmer, Inc. If you have comments or story suggestions, please contact:

TROY COZAD, editor
(574) 372-4210

(C) 2003 Zimmer, Inc.

Safe Harbor Statement

This newsletter contains forward-looking statements based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management's beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," and "seeks" or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, our ability to successfully integrate acquired companies, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In particular, forward-looking statements as to Zimmer's financial and business performance following the proposed acquisitions should be qualified by the absence of the opportunity for Zimmer to perform comprehensive due diligence on Centerpulse or InCentive Capital AG, a significant shareholder of Centerpulse. These forward looking statements might have been significantly different had such due diligence review been undertaken. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

This newsletter is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. Zimmer and its directors, officers and other members of its management and employees also may be soliciting proxies from Zimmer stockholders in connection with the exchange offers for shares of Centerpulse and InCentive Capital. Investors and security holders should note that the exchange offers described in this newsletter have not been agreed to by Centerpulse or InCentive Capital and are subject to certain conditions. In connection with the exchange offers, Zimmer has filed registration statements on Form S-4 (each containing a prospectus/offer to purchase) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and security holders of Centerpulse, InCentive Capital and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC's website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Zimmer upon request by directing such request to Sam Leno, Senior Vice President and CFO, 574-372-4790.

About Zimmer Holdings, Inc.

Zimmer, based in Warsaw, Indiana, is a worldwide leader in the design, development, manufacture and marketing of reconstructive orthopaedic implants and trauma products. Orthopaedic reconstruction implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Trauma products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer manufactures and markets other products related to orthopaedic surgery. For the year 2002, the Company recorded worldwide revenues of $1.37 billion. Zimmer was founded in 1927 and has more than 3,600 employees worldwide.

                                #      #      #

Additional contacts:

           Switzerland:  Hirzel. Neef. Schmid. Konsulenten
                         Aloys Hirzel/+41 43 344 42 49/a-hirzel@konsulenten.ch Andreas Thommen/+41 43 344 42 49/ a-thommen@konsulenten.ch

           U.K.:  M Communications
                  Hugh Morrison/+44 207 153 1534/morrison@mcomgroup.com Nick Miles/+44 207 153 1535/miles@mcomgroup.com
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